Exhibit 10.6

AMENDED AND RESTATED CALL OPTION AGREEMENT

This Amended and Restated Call Option Agreement (this “Agreement”) is dated January 8, 2014, and is entered into in Shanghai, People’s Republic of China (“PRC” or “China”) by and among Shanghai Juxiang Investment Management Consulting Co., Ltd. (“Party A”) and Shanghai Jupai Investment Consulting Co., Ltd. (“Domestic Enterprise” or “Party B”), and the shareholders holding 100% of equity interests of Party B, i.e. Mr. Hu Tianxiang, Mr. Li Keliang, Mr. Yao Weishi, Mrs. Zhang Yichi and Mrs. Shen Yacheng (the “Shareholders” or “Party C”).  Party A, Party B, and Party C are each referred to in this Agreement as a “Party” and collectively as the “Parties”. Each shareholder is referred to in this Agreement as an executor and collectively as “Shareholders of Party B”.

RECITALS

1.             Party A, a company incorporated in the PRC as a foreign investment enterprise, specializes in investment consulting, consultation service for enterprise management, business information consulting, marketing planning consulting, corporate image planning consultation, exhibition service (excluding holding or undertaking exhibitions), etiquette service. (the items restricted by administrative rules may be operated after obtaining the permission). The Domestic Enterprise is engaged in investment management, asset management, investment consulting, consultation service for enterprise management, business consulting (the aforementioned consulting services do not include brokerage service), convention and exhibition services, etiquette service, marketing planning, corporate image planning, market information consultation and investigation (it is not permitted to engage in social investigation, social research, public opinion poll). (the items restricted by administrative rules may be operated after obtaining the permission) (collectively the “Business”). Party A and the Domestic Enterprise have entered into a certain Amended and Restated Consulting Services Agreement dated January 8, 2014 (the “Consulting Services Agreement”) in connection with the Business.

2.             The Shareholders are shareholders of Party B, each legally holding such proportion of equity interest of the Party B as set forth on the signature page of this Agreement and collectively holding 100% of equity interests of Party B (collectively the “Equity Interest”).

3.             Each of the Shareholders desires to sell, and the Party A desires to purchase, Equity Interests held by him/her to Party B and/or its designees by the exercise of the Option, to the extent permitted by PRC laws.

4.             Domestic Enterprise desires to sell, and the Party A desires to purchase, assets owned by Domestic Enterprise (“Assets”), the amount of which could be all or parts of assets and shall be decided by the Party A at its discretion in accordance with applicable PRC laws and business factors, to Party B and/or its designees by the exercise of the Option, to the extent permitted by PRC laws.

5.             For the purpose of above equity or assets transfer, the Shareholders and Party B, hereby, desires to irrevocably grant to Party A an option to purchase at any time, to the extent permitted under PRC Law, all or a portion of the Equity Interest or Assets, upon the request of Party A, pursuant to which the Equity Interest or Assets shall be transferred to Party A and/or its designees according to this Agreement.

NOW, THEREFORE, the Parties to this Agreement hereby agree as follows:

1.             PURCHASE AND SALE OF EQUITY INTEREST OR ASSETS

1.1          Grant of Rights. The Shareholders and Domestic Enterprise hereby collectively and irrevocably grant to Party A or a designee of Party A (the “Designee”) an option to purchase at any time, to the extent permitted under PRC Law, all or a portion of the Equity Interest or Assets in accordance with such procedures as determined by Party A, at the price specified in Section 1.3 of this Agreement (the “Option”).  No Option shall be granted to any party other than to Party A and/or a Designee.  Party B hereby agrees to Party C’s grant of the Option to Party A and/or the Designee.  As used herein, Designee may be an individual person, a corporation, a joint venture, a partnership, an enterprise, a trust or an unincorporated organization.

1.2          Exercise of Rights.  According with the requirements of applicable PRC laws and regulations, Party A and/or the Designee may exercise the Option at any time by issuing a written notice (the “Notice”) to one or more of the Party B’s Shareholder and specifying the amount of the Equity Interest to be purchased from Party B’s Shareholder and the manner of purchase.

1.3          Purchase Price.

1.3.1       The purchase price of the Equity Interest or Assets pursuant to an exercise of the Option by Party A or the Designee shall be the lowest price permitted under PRC Laws and Regulations. Upon the exercise of Option by Party A or its Designee to purchase the Equity Interest, when such price is higher than Party B’s registered capital at the time hereof, the excessive part of the price shall be returned to Party A or any person designated by Party A in a manner as instructed by Party A; upon the exercise of Option by Party A or its Designee to purchase the Assets, when such price is higher than USD 1.00 at the time hereof, the excessive part of the price shall be returned to Party A or any person designated by Party A in a manner as instructed by Party A. Notwithstanding the above, all Parties agree that no Shareholders of Party B shall receive any benefits or profits through selling an Equity Interest pursuant to any exercise of the Option by Party A or the Designee.

1.4          Transfer of Equity Interest or Assets.  Upon each exercise of the Option under this Agreement:

1.4.1       Party B’s Shareholder shall hold or cause to be held a meeting of shareholders of Party B in order to adopt such resolutions as necessary in order to approve the transfer of the relevant Equity Interest or Assets (such Equity Interest hereinafter the “Purchased Interest”) to Party A and/or the Designee;

1.4.2       The relevant Parties shall enter into an Interest Purchase Agreement in a form reasonably acceptable to Party A, setting forth the terms and conditions for the sale and transfer of the Purchased Interest;

1.4.3       The relevant Parties shall execute, without any security interest, all other requisite contracts, agreements or documents, obtain all requisite approval and consent of the government, conduct all necessary actions, transfer the valid ownership of the Purchased Interest to Party A and/or the Designee, and cause Party A and/or the Designee to be the registered owner of the Purchased Interest.  As used herein, “security interest” means any mortgage, pledge, the right or interest of the third party, any purchase right of equity interest, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements; however, such term shall not include any security interest created under that certain Amended and Restated Equity Pledge Agreement dated as of January 8, 2014 by and among the Parties (the “Pledge Agreement”).

1.5          Payment.  Payment of the purchase price shall be determined through negotiation between Party B, Party B’s Shareholder and Party A in accordance with the applicable laws at the time of the exercise of the Option.

2.             REPRESENTATIONS RELATING TO EQUITY INTEREST

2.1          Party B’s Representations.  Party B hereby represents and warrants:

2.1.1       Without Party A’s prior written consent, Party B’s Articles of Association shall not be supplemented, changed or renewed in any way, Party B’s registered capital of shall not be increased or decreased, and the structure of Party B’s registered capital shall not be changed in any form;

2.1.2       To maintain the corporate existence of Party B and to prudently and effectively operate the Business according with customary fiduciary standards applicable to managers with respect to corporations and their shareholders;

2.1.3       Upon the execution of this Agreement, to not sell, transfer, mortgage or dispose, in any other form, any asset, legitimate or beneficial interest of business or income, or encumber or approve any encumbrance or imposition of any security interest on Party B’s assets without Party A’s prior written consent;

2.1.4       To not issue or provide any guarantee or permit the existence of any debt without Party A’s prior written consent, other than (i) such debt that may arise from Party B’s ordinary course of business (excepting a loan); and (ii) such debt which has been disclosed to Party A;

2.1.5       To operate and conduct all business operations in the ordinary course of business, without damaging the Business or the value of Party B’s assets;

2.1.6       To not enter into any material agreements without Party A’s prior written consent, other than agreements entered into in the ordinary course of business (for purpose of this paragraph, if any agreement for an amount in excess of One Hundred Thousand Renminbi (RMB 100,000) shall be deemed a material agreement);

2.1.7       To not provide loan or credit to any other party or organization without Party A’s prior written consent;

2.1.8       To provide to Party A all relevant documents relating to the Business and its operations and finance at the request of Party A;

2.1.9       To purchase and maintain general business insurance of the type and amount comparable to those held by companies in the same industry, with similar business operations and assets as Party B, from an insurance company approved by Party A;

2.1.10     To not enter into any merger, cooperation, acquisition or investment without Party A’s prior written consent;

2.1.11     To notify Party A of the occurrence or the potential occurrence of litigation, arbitration or administrative procedure relating to Party B’s assets, business operations and/or income;

2.1.12     In order to guarantee the ownership of Party B’s assets, to execute all requisite or relevant documents, take all requisite or relevant actions, and make and pursue all relevant claims;

2.1.13     To not assign the Equity Interest in any form without Party A’s prior written notice; however, Party B shall distribute dividends to the Shareholders upon the request of Party A; and

2.1.14     In accordance with Party A’s request, to appoint any person designated by Party A to a management position for Party B.

2.2          Representations of Party B’s Shareholder.   Party B’s Shareholder hereby respectively and jointly represent and warrant:

2.2.1       Without Party A’s prior written consent, upon the execution of this Agreement, to not sell, transfer, mortgage or dispose in any other form any legitimate or beneficial interest of the Equity Interest, or to approve any security interest, except as created pursuant to the Pledge Agreement;

2.2.2       Without Party A’s prior written notice, to not adopt or support or execute any shareholders resolution at any meeting of the shareholders of Party B that seeks to approve any sale, transfer, mortgage or disposal of any legitimate or beneficial interest of the Equity Interest, or to allow any attachment of security interests, except as created pursuant to the Pledge Agreement, as well as the modification or transfer of registered capital;

2.2.3       Without Party A’s prior written notice, to not agree or support or execute any shareholders resolution at any meeting of the shareholders of Party B that seeks to approve Party B’s merger, cooperation, acquisition or investment;

2.2.4       Without Party A’s prior written notice, to not strive to declare or pay profits, dividends, distributions of Domestic Enterprise.

2.2.5       To notify Party A the occurrence or the potential occurrence of any litigation, arbitration or administrative procedure relevant to the Equity Interest;

2.2.6       To cause Party B’s Board of Directors to approve the transfer of the Purchased Interest pursuant to this Agreement;

2.2.7       In order to maintain the ownership of Equity Interest, to execute all requisite or relevant documents, conduct all requisite or relevant actions, and make all requisite or relevant claims, or make requisite or relevant defense against all claims of compensation;

2.2.8       Upon the request of Party A, to appoint any person designated by Party A to be a director of Party B; without prior written notice from Party A, Party B shall not appoint or remove any of its directors, supervisors or officers;

2.2.9       Except the agreement from Party A or otherwise provided by laws and regulations, to ensure the existence of Domestic Enterprise and to not voluntarily initiate proceeding for termination, liquidation or dissolution;

2.2.10     To prudently comply with the provisions of this Agreement and any other agreements entered into with Party A and Party B in connection therewith, and to perform all obligations under all such agreements, without taking any action or nonfeasance that may affect the validity and enforceability of such agreements; and

2.2.11     To not strive to approve the following actions conducted by the subsidiary or branch (collectively “Branch Entities”) by the company or its management, except as required in the ordinary course of business:

(a)           Increase or decrease of the registered capital of Branch Entities, strive to approve or approve the division or merger of Branch Entities;

(b)           Dispose of or strive to dispose of material assets (other than in the ordinary course of business) by management of Branch Entities, or create collateral or third party interests on such assets;

(c)           Terminate or strive to terminate material agreements of Branch Entities by the management of Branch Entities, or to enter any agreement in conflict with current material agreements;

(d)           Appoint or remove the director, supervisor or other officers which shall be appointed or removed by the company;

(e)           Terminate, liquidate or dissolve Branch Entities or take any actions which may impair the existence of such Branch Entities;

(f)           Amend the articles of association of Branch Entity if any;

(g)           Lend or borrow the loan, or provide surety or other collateral, or assume any substantial obligations outside of ordinary course of business.

3.             Representations and Warranties.  As of the execution date of this Agreement and on each transfer of Purchased Interest pursuant to an exercise of the Call Option, Party B and Party’s Shareholder hereby represent and warrant as follows:

3.1          Such Parties shall have the power and ability to enter into and deliver this Agreement and to perform their respective obligations thereunder, and at each transfer of Purchased Interest, the relevant Interest Purchase Agreement and to perform their obligations thereunder.  Upon execution, this Agreement and each Interest Purchase Agreement will constitute legal, valid and binding obligations and be fully enforceable in accordance with their terms;

3.2          The execution and performance of this Agreement and any Interest Purchase Agreement shall not: (i) violate any relevant laws and regulations of the PRC; (ii) conflict with the Articles of Association or other organizational documents of Party B; (iii) cause to breach any agreements or instruments or having binding obligation on it, or constitute a breach under any agreements or instruments or having binding obligation on it; (iv) breach relevant authorization of any consent or approval and/or any effective conditions; or (v) cause any authorized consent or approval to be suspended, removed, or cause other added conditions;

3.3          The Equity Interest is not transferable in whole and in part without Party A’s prior consent, and neither Party B nor Party B’s Shareholder has permitted or caused any security interest to be imposed upon the Equity Interest other than pursuant to the Pledge Agreement;

3.4          Party B does not have any unpaid debt, other than (i) such debt that may arise during the ordinary course of business; and (ii) debt either disclosed to Party A or incurred pursuant to Party A’s written consent;

3.5          Party B has complied with all applicable PRC laws and regulations in connection with this Agreement;

3.6          There are no pending or ongoing litigation, arbitration or administrative procedures with respect Party B, its assets or the Equity Interests, and Party B and Party B’s Shareholder have no knowledge of any pending or threatened claims to the best of their knowledge; and

3.7          Party B’s Shareholder own the Equity Interest free and clear of encumbrances of any kind, other than the security interest pursuant to the Pledge Agreement.

3.8          Domestic Enterprise own the Assets free and clear of the pledge, mortgage, claim, collateral and other encumbrances from third party. According to this Agreement, Party A and/or its Designee may obtain good title of the Assets, free and clear of the pledge, mortgage, claim, collateral and other encumbrances from third party.

4.             ASSIGNMENT OF AGREEMENT

4.1          Party B and Party B’s Shareholder shall not transfer their rights and obligations under this Agreement to any third party without Party A’s prior written consent.

4.2          Party B and Party B’s Shareholder hereby agrees that Party A shall be able to transfer all of its rights and obligations under this Agreement to any third party, and such transfer shall only be subject to a written notice of Party A to Party B and Party B’s Shareholder without any further consent from Party B or Party B’s Shareholder.

5.             EVENT OF DEFAULT

The Parties agree and confirm that, if either Party (“Defaulting Party”) is in substantial breach of any provisions herein or fails to perform its substantial obligations hereunder, such breach or failure shall constitute a default under this Agreement, which shall entitle the non-defaulting Party (“Non-defaulting Party) to request the defaulting Party to rectify or remedy such default with a reasonable period of time.  If the defaulting Party fails to rectify or remedy such default within the reasonable period of time or within 10 days of non-defaulting Party’s written notice requesting for such rectification or remedy, then the non-defaulting Party shall be entitled to the following remedial actions:

(1)  if Defaulting Party is the Shareholders or Domestic Enterprise, Party A may terminate this Agreement and request the Defaulting Party to fully compensate its losses and damages;

(2)  if Defaulting Party is Party A, the Non-defaulting Party may request fully compensate all its losses and damages.

5.             EFFECTIVE DATE AND TERM

5.1          This Agreement shall be effective as of the date first set forth above.

5.2          Domestic Enterprise and Shareholders shall not terminate this Agreement under any circumstance for any reason unless it is early terminated by Party A or by the requirements under the applicable laws.

5.3          This Agreement shall be terminated provided that all Equity Interest or Assets under Option is transferred to Party A and/or its Designee.

6.             APPLICABLE LAWS AND DISPUTE RESOLUTION

6.1          Applicable Laws.  The execution, validity, interpretation and performance of this Agreement and the dispute resolution under this Agreement shall be governed by the laws of PRC.

6.2          Dispute Resolution.  The Parties shall strive to resolve any disputes arising from the interpretation or performance of this Agreement through amicable negotiations.  If such dispute cannot be settled within forty-five (45) days, any Party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration.  The arbitration shall abide by the current rules of CIETAC, and the arbitration proceedings shall be conducted in Beijing, China in Chinese.  The determination of CIETAC shall be final and binding upon the Parties and enforceable in court with proper jurisdictions.

7.             Taxes and Expenses.  Each Party shall, according with PRC laws, bear any and all registration taxes, costs and expenses for the transfer of equity arising from the preparation, execution and completion of this Agreement and all Interest Purchase Agreements.

8.             Notices.  Notices or other communications required to be given by any Party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or prepaid mail or by a recognized courier service or by facsimile transmission to the relevant address of each Party as set forth below or other addresses of the Party as specified by such Party from time to time.  The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date of the air registered mail with the postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery by an internationally recognized courier service; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as shown on the transmission confirmation.

Party A	Shanghai Juxiang Investment Management Consulting Co., Ltd.

Address: Room 3929, Building 24, No. 2 Xincheng Road, Nicheng, Pudong New Area, Shanghai,China

Legal Representative: Hu Tianxiang

Fax: 021-68367031

Tel: 021-68367031

Party B:	Shanghai Jupai Investment Consulting Co., Ltd.

Address: Room 3508, Building 24, No.2 Xincheng Road, Nicheng Town, Pudong New Area, Shanghai, China

Attn: Hu Tianxiang

Fax:021-68367031

Tel: 021-68367031

Party C :

Name: Hu Tianxiang

Address:

Tel:

Fax:

Name: Yao Weishi

Address:

Tel: +86 13901801599

Fax: 021-68367031

Name: Li Keliang

Address:

Tel:

Fax:

Name: Zhang Yichi

Address:

Tel:

Fax: Name: Shen Yacheng Address: Tel: Fax:

9.             Confidentiality.    The Parties acknowledge and confirm that any oral or written information exchanged by the Parties in connection with this Agreement is confidential. The Parties shall maintain the confidentiality of all such information. Without the written approval by the other Parties, any Party shall not disclose to any third party any confidential information except as follows:

(a)           Such information was in the public domain at the time it was communicated;

(b)           Such information is required to be disclosed pursuant to the applicable laws, regulations, policies relating to the stock exchange; or

(c)           Such information is required to be disclosed to a Party’s legal counsel or financial consultant, provided however, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof. The disclosure of confidential information by employees or agents of the disclosing Party is deemed to be an act of the disclosing Party, and such Party shall be responsible for all breach of confidentiality arising from such disclosure. This provision shall survive even if certain clauses of this Agreement are subsequently amended, revoked, terminated or determined to be invalid or unable to implement for any reason.

10.          Further Warranties. The Parties agree to promptly execute such documents as required to perform the provisions of this Agreement, and to take such actions as may be reasonably required to perform the provisions of this Agreement.

11.          MISCELLANEOUS

11.1        Amendment, Modification and Supplement. Any amendments and supplements to this Agreement shall only take effect if executed by both Parties in writing.

11.2        Entire Agreement. Notwithstanding Article 5 of this Agreement, the Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersede and replace all prior or contemporaneous agreements and understandings, whether oral or in writing.

11.3        Severability. If any provision of this Agreement is deemed invalid or non-enforceable according with relevant laws, such provision shall be deemed invalid only within the applicable laws and regulations of the PRC, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall, through reasonable negotiation, replace such invalid, illegal or non-enforceable provisions with valid provisions in order to bring similar economic effects of those invalid, illegal or non-enforceable provisions.

11.4        Headings. The headings contained in this Agreement are for reference only and shall not affect the interpretation and explanation of the provisions in this Agreement.

11.5        Language and Copies. This Agreement shall be executed in both English and Chinese in five (5) duplicate originals. Each Party shall hold one (1) original, each of which shall have the same legal effect. In case of any discrepancies among the different languages, the Chinese version shall prevail.

11.6        Successor. This Agreement shall be binding on the successors of each Party and the transferee allowed by each Party.

11.7        Survival. Each Party shall continue to perform its obligations notwithstanding the expiration or termination of this Agreement. Article 6, Article 8, Article 9 and Section 11.7 hereof shall continue to be in full force and effect after the termination of this Agreement.

11.8        Waiver. Any Party may waive the terms and conditions of this Agreement in writing with the written approval of all the Parties. Under certain circumstances, any waiver by a Party to the breach of other Parties shall not be construed as a waiver of any other breach by any other Parties under similar circumstances.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A:	Shanghai Juxiang Investment Management Consulting Co., Ltd.

	Legal/Authorized Representative:	/s/ Hu Tianxiang
/seal/ Shanghai Juxiang Investment Management Consulting Co., Ltd.
Name: Hu Tianxiang

Title: Chairman

PARTY B:	Shanghai Jupai Investment Consulting Co., Ltd.

	Legal/Authorized Representative:	/s/ Hu Tianxiang
/seal/ Shanghai Jupai Investment Consulting Co., Ltd.
Name: Hu Tianxiang

Title: Chairman

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

Shareholders of the Shanghai Jupai Investment Consulting Co., Ltd.

/s/ Hu Tianxiang
Hu Tianxiang
ID Card No.:
owns 67.67% equity interest of Shanghai Jupai Investment Consulting Co., Ltd.

/s/ Yao Weishi
Yao Weishi
ID Card No.:
owns 10% equity interest of Shanghai Jupai Investment Consulting Co., Ltd.

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

Shareholders of Shanghai Jupai Investment Consulting Co., Ltd.

/s/ Li Keliang
Li Keliang
ID Card No.:
owns 8.33% equity interest of Shanghai Jupai Investment Consulting Co., Ltd.

/s/ Zhang Yichi
Zhang Yichi
ID Card No.:
owns 6% equity interest of Shanghai Jupai Investment Consulting Co., Ltd.

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

Shareholders of the Shanghai Jupai Investment Consulting Co., Ltd.

/s/ Shen Yacheng
Shen Yacheng
ID Card No.:
owns 8% equity interest of Shanghai Jupai Investment Consulting Co., Ltd.